Exhibit 99.1

Cascade Microtech Reports First Quarter 2014 Results

Revenue of $33.8 million

Gross Margin of 48.1%

Income from Operations of $2.6 million

GAAP EPS of $0.10

BEAVERTON, Ore.—(MARKETWIRE) — April 29, 2014 —Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the first quarter March 31, 2014.

Financial summary

Results for the quarter ended March 31, 2014 were as follows:

•	Total revenue of $33.8 million, compared to $34.0 million for Q4 2013 and $27.5 million for Q1 2013.

–	Systems revenue of $21.6 million, a decrease of $2.6 million, or 10.8%, from Q4 2013, and an increase of $3.9 million, or 21.8%, over Q1 2013.

–	Probes revenue of $12.2 million, an increase of $2.4 million, or 24.3%, over Q4 2013, and an increase of $2.5 million, or 25.4%, over Q1 2013.

–	Q1 2014 sets a new revenue record for our Probes segment.

•	Gross margin of 48.1%, up from 45.5% in Q4 2013, and 42.0% in Q1 2013.

–	Systems gross margin of 42.7%, up from 42.3% in Q4 2013, and 37.9% in Q1 2013.

–	Probes gross margin of 57.8%, up from 53.3% in Q4 2013, and 49.4% in Q1 2013.

–	Q1 2014 represents our best gross margin performance in 9 years.

•	Income from operations of $2.6 million, an increase of $0.4 million, or 18.1%, over Q4 2013, and an increase of $1.6 million, or 150.0%, over Q1 2013.

•	Net income of $1.6 million, or $0.10 per diluted share, compared to $8.8 million, or $0.53 per diluted share, for Q4 2013, and $0.7 million, or $0.05 per diluted share, for Q1 2013.

–	Q1 2014 includes tax expense of $0.9 million, or $0.06 per diluted share, compared to a tax benefit of $6.6 million, or $0.40 per diluted share, for Q4 2013, and tax expense of $0.1 million, or $0.01 per diluted share, for Q1 2013.

•	Non-GAAP net income of $0.13 per diluted share, compared to $0.21 per diluted share for Q4 2013 and $0.07 per diluted share for Q1 2013.

•	Depreciation, amortization and stock-based compensation expenses totaled $2.1 million, compared to $2.1 million for Q4 2013 and $1.5 million for Q1 2013.

•	Adjusted EBITDAS of $4.7 million, compared to $5.2 million for Q4 2013 and $2.6 million for Q1 2013.

•	Total cash, restricted cash and investments of $28.5 million, an increase of $6.0 million over December 31, 2013.

–	Q1 2014 includes stock repurchases of $0.8 million.

•	Book-to-bill ratio of 0.92 to 1.

“We are pleased by the strong overall results of the first quarter. Both revenue and profitability were near the high end of our expectations due to record revenue and gross margins from our Probes segment. Favorable product mix drove the best overall gross margins for the company in over nine years, and cash grew $6 million quarter on quarter. Our new acquisitions performed well, and we continue to see improved market acceptance and sales of our new products. With a strong Q1 behind us, we are optimistic about the rest of 2014,” said Michael Burger, President and CEO.

Financial outlook

For the second quarter of 2014 we are projecting revenue in the range of $32.0 million to $35.0 million with diluted GAAP earnings per share in the range of $0.05 to $0.10, and non-GAAP earnings per share in the range of $0.08 to $0.13. Our guidance assumes a tax rate of 37%, consistent foreign currency rates and no significant one-time charges.

We will host a conference call beginning at 2:00 p.m. PDT (5:00 p.m. EDT) on Tuesday, April 29, 2014, to discuss our results for the quarter ended March 31, 2014.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com. If you are interested in participating in the call, the live dial-in number is 866-515-2910, or international 617-399-5124, participant Passcode: 24546255. A replay will be available after 9:00 p.m. EDT at the same internet address. (For a telephone replay available after 9:00 p.m. EDT, dial: 888-286-8010, international: 617-801-6888, Passcode: 22751227).

Forward-Looking Statements

The statements in this release regarding performance of our new acquisitions, improved market acceptance and sales of our new products, our optimism about the rest of 2014, and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share and non-GAAP earnings per share, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange rates; our ability or delay in integrating acquired businesses; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or effect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013	December 31, 2013
Revenue	$33,810	$27,471	$34,035
Cost of sales	17,537	15,928	18,547

Gross profit	16,273	11,543	15,488

Operating expenses:
Research and development	3,241	2,456	3,061
Selling, general and administrative	10,430	8,046	10,223

	13,671	10,502	13,284

Income from operations	2,602	1,041	2,204

Other income (expense):
Interest income, net	2	20	4
Other, net	(69)	(244)	(27)

	(67)	(224)	(23)

Income before income taxes	2,535	817	2,181
Income tax expense (benefit)	943	70	(6,621)

Net income	$1,592	$747	$8,802

Net income per share:
Basic	$0.10	$0.05	$0.54
Diluted	$0.10	$0.05	$0.53
Shares used in computing net income per share:
Basic	16,242	14,227	16,173
Diluted	16,679	14,599	16,634

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$24,945	$17,172
Marketable securities	2,737	4,278
Restricted cash	831	1,082
Accounts receivable, net	21,642	26,520
Inventories	25,598	24,884
Deferred income taxes	2,270	2,268
Prepaid expenses and other	2,616	2,147

Total current assets	80,639	78,351
Fixed assets, net	5,805	6,403
Purchased intangible assets, net	16,206	16,937
Goodwill	14,473	14,471
Deferred income taxes	1,236	1,235
Other assets, net	1,092	1,114

	$119,451	$118,511

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,193	$7,229
Deferred revenue	2,092	2,555
Accrued liabilities	9,158	8,859

Total current liabilities	18,443	18,643
Deferred revenue	566	548
Other long-term liabilities	1,897	2,119

Total liabilities	20,906	21,310

Shareholders’ equity:
Common stock	107,808	108,070
Accumulated other comprehensive income	132	118
Accumulated deficit	(9,395)	(10,987)

Total shareholders’ equity	98,545	97,201

	$119,451	$118,511

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013	December 31, 2013
Non-GAAP Net Income

GAAP net income	$1,592	$747	$8,802
Adjustments to net income:
Restructuring	—	—	115
Acquisition and acquisition related	—	—	779
Amortization of intangibles	785	237	787
Income tax effect of non-GAAP adjustments	(291)	(21)	(168)
Discrete tax items	—	—	(6,840)

Non-GAAP net income	$2,086	$963	$3,475

GAAP net income per diluted share	$0.10	$0.05	$0.53

Non-GAAP net income per diluted share	$0.13	$0.07	$0.21

Shares used in diluted share calculations	16,679	14,599	16,634

	Three Months Ended June 30, 2014
	Low Range Guidance		High Range Guidance
Forward-looking non-GAAP net income
GAAP net income	$800		$1,600
Adjustments:
Amortization of intangibles	785		785
Income tax effect of non-GAAP adjustments	(291)		(291)

Non-GAAP Net Income	$1,294		$2,094

GAAP net income per diluted share	$0.05		$0.10

Non-GAAP net income per diluted share	$0.08		$0.13

Shares used in diluted share calculations	16,750		16,750

	Three Months Ended
	March 31, 2014	March 31, 2013	December 31, 2013
EBITDAS and Adjusted EBITDAS

GAAP Income from operations	$2,602	$1,041	$2,204
Adjustments:
Depreciation	829	963	874
Amortization of intangibles	785	237	787
Stock-based compensation	449	334	399

EBITDAS	$4,665	$2,575	$4,264

Adjustments:
Restructuring	—	—	115
Acquisition and acquisition related	—	—	779

Adjusted EBITDAS	$4,665	$2,575	$5,158